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                                                                   Exhibit 10.18
October ___, 2000



iwin.com, Inc.
10940 Wilshire Boulevard
Los Angeles, CA  90024

                  Re:      Merger of iwin.com

Ladies and Gentlemen:

         You have requested our opinion regarding the material federal income tax consequences of the proposed reorganization (the "Reorganization") involving the exchange of stock of iwin.com, Inc., a Delaware corporation ("Target"), for stock of Uproar Inc., a Delaware corporation ("Acquiror"), in a statutory merger of iwin Acquisition Corporation, a Delaware corporation ("Merger Sub") and a wholly-owned subsidiary of Acquiror, with and into Target with Target to be the surviving corporation and a wholly-owned subsidiary of Acquiror in a transaction intended to qualify as a reorganization under Section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the "Code").1

         In connection with this opinion, we have examined such documents and matters of law and fact as we have considered appropriate, including (i) the Agreement and Plan of Reorganization, dated as of July 25, 2000 (the "Agreement"); and (ii) the Certificates provided by Target and Acquiror to the undersigned (the "Certificates") on the date hereof. In connection with this opinion, we are assuming that the representations made by Target and Acquiror in the Agreement and in the Certificates are true and correct as of the date of this opinion, and we are relying on each of such representations. In addition, with your consent, we have assumed or obtained representations (and are relying thereon, without any independent investigation or review thereof) that (a) original documents (including signatures) are authentic, documents submitted to us as copies conform to the original documents, and there has been (or will be by the Effective Time of the Merger, as defined in the Agreement) due execution and delivery of all documents where due execution and delivery are prerequisites to effectiveness thereof, and (b) the Merger will be effective under the laws of the State of Delaware.


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     1 All references to Sections are to the Internal Revenue Code of 1986,
       as amended.


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                                     Opinion

         Based on the foregoing, and our review and analysis of the current state of the law, it is our opinion that the Reorganization will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a)(1) of the Code; that Target, Acquiror and Merger Sub will each be a party to that reorganization within the meaning of Section 368(b) of the Code; and that the exchange of the stock of Target for the stock of Acquiror will be tax-free to the stockholders of Target, except to the extent of (a) any cash received in lieu of fractional shares; and (b) any cash received by a stockholder of Target who exercises such stockholder's dissenter's rights.

         This opinion is limited to the tax matters specifically covered herein, and we have not been asked to address, nor have we addressed, any other tax consequences of the Reorganization. The opinion herein is based on current authorities and upon facts and assumptions as of the date of this opinion. It is subject to change in the event of a change in the applicable law or change in the interpretation of such law by the courts or by the Internal Revenue Service, or a change in any of the facts and assumptions upon which it is based. There is no assurance that legislative or administrative changes or court decisions may not be forthcoming which would significantly modify the statements and opinions expressed herein. Any such changes may or may not be retroactive with respect to transactions prior to the date of such changes. This opinion represents only counsel's best legal judgment, and has no binding effect or official status of any kind, so that no assurance can be given that the positions set forth above will be sustained by a court, if contested.

         This opinion is delivered to Target for the benefit of Target and its stockholders. This opinion may not be made available to any other person or entity without our prior written consent.

                                                         Respectfully Submitted,